SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                     SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)         PRICE(2)

 COMMON STOCK-AMX CORPORATION

      GAMCO INVESTORS, INC.
                       3/24/05          246,586-           22.5000
                       3/24/05          116,303-           22.5000
                       3/21/05           15,555-           22.4500
                       3/21/05           15,555            22.4500
                       3/21/05           15,555            22.4500
	MJG ASSOCIATES, INC.
          GABELLI FUND, LDC
                       3/24/05            2,000-           22.5000
      GABELLI SECURITIES, INC.
	    GABELLI ASSOCIATES LTD
                       3/24/05          243,121-           22.5000
          GABELLI ASSOCIATES FUND II
                       3/24/05            8,500-           22.5000
          GABELLI ASSOCIATES FUND
                       3/24/05          214,884-           22.5000
      GABELLI FUNDS, LLC.
               GABELLI ABC FUND
                       3/24/05          174,300-           22.5000
               GLOBAL UTILITY INCOME TRUST
                       3/24/05            1,000-           22.5000

(1) THE TRANSACTIONS ON 3/24/05 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D.
UNDER THE TERMS OF THE TENDER OFFER, THE ISSUER'S SHAREHOLDERS RECEIVED $22.50 IN CASH FOR EACH SHARE OF ISSUER'S COMMON STOCK THEY TENDERED. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.